As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-140962

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED JULY 27, 2007
(TO PROSPECTUS DATED JULY 27, 2007)

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-OH3
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-OH3

This Supplement modifies certain information contained in the Prospectus Supplement, dated July 27, 2007 and the Supplement to the Prospectus Supplement, dated July 28, 2007 (collectively, the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-OH3.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-17 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-48 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-49 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-53 of the Prospectus Supplement;

•	the “Certificate Swap Contract” section beginning on page S-76 of the Prospectus Supplement; and

•	Annex A of the Prospectus Supplement, which contained information regarding the mortgage loans as of the cut-off date.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in August 2007 through November 2007 are attached hereto as Annex B and provide information regarding the distributions made to the certificates on the distribution dates occurring in August 2007 through November 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is December 6, 2007.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-17 of the Prospectus Supplement is modified by replacing the last two risk factors at the end of that section with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The table in Annex A entitled “Current Principal Balances” specifies the percentage of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction in (or elimination of) the amount of overcollateralization and/or a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers. The continued use or further adjustment of these loan program and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally. The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue. See “Risk Factors - Your Yield Will Be Affected By Prepayments” in this prospectus supplement for a discussion as to how slower prepayment rates could affect the yield on your certificates.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-48 of the Prospectus Supplement is modified by replacing the last paragraph of that section with the following paragraphs:

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-49 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans
Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans
Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans
Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans
Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans
Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-53 of the Prospectus Supplement is modified by replacing the first paragraph in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Certificate Swap Contract

The section of the Prospectus Supplement titled “Certificate Swap Contract” beginning on page S-76 of the Prospectus Supplement is modified by replacing the fourteenth and fifteenth paragraphs in that section with the following:

Lehman Brothers Holdings Inc. ("LBHI"), was incorporated in December 29, 1983 and its principal executive offices are located at 745 Seventh Avenue, New York, New York, 10019 , telephone 212-526-7000. LBHI together with its consolidated subsidiaries ("Lehman Brothers"), is an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. Lehman Brothers provides a full array of equity and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region.

Lehman Brothers, through predecessor entities, was founded in 1850. LBHI is currently rated A+ by S&P, A1 by Moody’s and AA- by Fitch for long-term senior debt and A-1 by S&P, P-1 by Moody's and F-1+ by Fitch for short-term senior debt.

Lehman Brothers Special Financing Inc. (“LBSF”), a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Inc., which is a wholly-owned subsidiary of LBHI, is Lehman Brothers’ principal dealer in a broad range of OTC derivative products including interest rate, currency, credit and mortgage derivatives. LBSF benefits from a full guarantee by LBHI.

Annex A

Annex A of the Prospectus Supplement is replaced with the Annex A attached to this Supplement.

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans as of September 1, 2007. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of September 1, 2007. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO credit scores referenced in the tables below with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loans. In addition, the Weighted Average FICO Credit Score column in the following tables has been calculated without regard to any mortgage loans where a FICO score is not available.

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
5/25 Mortgage Loans	255	$88,367,754	15.26%	346,540	6.999	354	727	76.14	83.08
5/35 Mortgage Loans	6	1,887,985	0.33	314,664	7.285	474	719	77.08	79.92
5/1 Mortgage Loans	979	488,813,948	84.41	499,299	7.194	363	723	74.82	78.69
Total	1240	$579,069,686	100.00%

Current Principal Balances(1)

Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01-50,000.00	1	$49,877	0.01%	49,877	8.250	357	743	90.00	90.00
50,000.01-100,000.00	25	2,078,819	0.36	83,153	7.372	361	721	71.08	74.96
100,000.01-150,000.00	80	10,297,425	1.78	128,718	7.437	360	721	77.78	81.16
150,000.01-200,000.00	110	19,387,911	3.35	176,254	7.356	363	721	75.83	78.78
200,000.01-250,000.00	127	28,588,496	4.94	225,106	7.276	360	724	77.19	82.84
250,000.01-300,000.00	126	34,635,153	5.98	274,882	7.324	360	720	77.48	82.10
300,000.01-350,000.00	95	30,699,166	5.30	323,149	7.268	358	713	77.46	80.49
350,000.01-400,000.00	97	36,172,100	6.25	372,908	7.203	363	721	77.07	81.31
400,000.01-450,000.00	107	45,431,422	7.85	424,593	7.263	363	723	78.05	83.15
450,000.01-500,000.00	88	41,722,285	7.21	474,117	7.208	361	720	77.94	82.98
500,000.01-550,000.00	59	31,147,628	5.38	527,926	7.159	365	719	77.52	82.64
550,000.01-600,000.00	51	29,098,596	5.03	570,561	7.163	364	718	77.22	81.73
600,000.01-650,000.00	52	32,554,194	5.62	626,042	7.170	362	728	77.59	82.05
650,000.01-700,000.00	35	23,284,289	4.02	665,265	7.192	361	720	75.13	80.13
700,000.01-750,000.00	17	12,333,772	2.13	725,516	7.256	364	706	76.93	82.53
750,000.01-1,000,000.00	83	72,896,354	12.59	878,269	7.001	360	730	74.51	79.02
1,000,000.01-1,500,000.00	55	67,095,229	11.59	1,219,913	6.912	362	729	71.25	75.01
1,500,000.01-2,000,000.00	20	33,906,049	5.86	1,695,302	7.278	357	734	67.93	72.06
Greater than or equal to 2,000,000.00	12	27,690,921	4.78	2,307,577	7.042	367	726	63.79	66.01
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, the average current principal balance of the Mortgage Loans was approximately $466,992.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01-50,000.00	1	$49,877	0.01%	49,877	8.250	357	743	90.00	90.00
50,000.01-100,000.00	25	2,078,819	0.36	83,153	7.372	361	721	71.08	74.96
100,000.01-150,000.00	85	11,051,374	1.91	130,016	7.431	360	722	77.14	80.30
150,000.01-200,000.00	110	19,641,722	3.39	178,561	7.359	363	722	75.66	78.58
200,000.01-250,000.00	126	28,586,819	4.94	226,880	7.251	360	723	77.02	82.67
250,000.01-300,000.00	131	36,346,821	6.28	277,457	7.354	360	718	77.71	82.17
300,000.01-350,000.00	94	30,794,200	5.32	327,598	7.228	361	714	77.16	80.45
350,000.01-400,000.00	97	36,593,456	6.32	377,252	7.230	361	723	77.41	81.79
400,000.01-450,000.00	104	44,530,865	7.69	428,181	7.237	363	725	77.62	82.68
450,000.01-500,000.00	87	41,513,893	7.17	477,171	7.251	363	719	78.24	83.25
500,000.01-550,000.00	59	31,233,978	5.39	529,389	7.094	363	717	77.34	82.33
550,000.01-600,000.00	54	31,101,900	5.37	575,961	7.142	364	719	76.99	81.03
600,000.01-650,000.00	61	38,792,100	6.70	635,936	7.215	361	728	77.07	82.71
650,000.01-700,000.00	20	13,534,832	2.34	676,742	7.200	370	716	76.36	79.50
700,000.01-750,000.00	18	13,137,317	2.27	729,851	7.270	358	707	77.58	82.84
750,000.01-1,000,000.00	91	81,427,025	14.06	894,802	6.977	360	730	73.34	78.48
1,000,000.01-1,500,000.00	48	61,578,091	10.63	1,282,877	6.952	362	727	72.12	75.50
1,500,000.01-2,000,000.00	19	33,403,146	5.77	1,758,060	7.246	357	742	67.04	69.87
Greater than or equal to 2,000,000.00	10	23,673,451	4.09	2,367,345	7.028	369	720	63.77	66.37
Total	1240	$579,069,686	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Alabama	3	$2,285,869	0.39%	761,956	7.080	358	733	70.70	82.37
Alaska	1	831,500	0.14	831,500	7.375	356	728	78.57	78.57
Arizona	47	17,367,571	3.00	369,523	7.082	358	710	73.96	77.50
Arkansas	1	474,543	0.08	474,543	7.625	356	696	77.91	90.00
California	526	297,415,591	51.36	565,429	7.108	362	725	74.68	79.23
Colorado	15	5,311,047	0.92	354,070	6.715	366	760	71.82	76.22
Connecticut	8	7,549,628	1.30	943,704	7.124	357	730	71.72	72.59
Delaware	2	451,390	0.08	225,695	6.681	358	748	63.63	65.47
Florida	179	67,035,614	11.58	374,501	7.254	366	722	75.72	80.66
Georgia	17	6,996,284	1.21	411,546	6.996	357	723	75.41	78.53
Hawaii	18	8,719,521	1.51	484,418	7.366	367	728	75.87	77.70
Idaho	4	2,119,145	0.37	529,786	6.702	357	709	71.45	72.29
Illinois	25	8,267,846	1.43	330,714	7.624	357	715	77.68	80.58
Indiana	2	643,043	0.11	321,522	7.742	358	712	80.00	84.37
Iowa	1	64,429	0.01	64,429	7.250	357	710	79.26	79.26
Kansas	4	1,086,859	0.19	271,715	7.521	357	730	76.14	78.50
Louisiana	2	497,526	0.09	248,763	6.958	358	666	87.22	87.22
Maryland	23	10,202,985	1.76	443,608	7.020	357	703	78.34	80.09
Massachusetts	11	5,093,896	0.88	463,081	7.325	357	710	79.35	84.58
Michigan	14	3,049,140	0.53	217,796	7.570	357	723	78.22	79.87
Minnesota	9	1,781,775	0.31	197,975	7.381	356	725	79.45	82.49
Mississippi	3	473,234	0.08	157,745	7.486	389	726	86.33	92.11
Missouri	15	3,901,258	0.67	260,084	7.429	357	739	77.18	78.40
Montana	2	640,847	0.11	320,424	7.432	356	704	76.17	76.17
Nevada	26	10,488,819	1.81	403,416	7.162	361	713	77.73	83.15
New Hampshire	1	141,025	0.02	141,025	7.375	356	721	79.86	79.86
New Jersey	19	6,762,599	1.17	355,926	7.486	368	704	81.40	85.05
New Mexico	7	1,604,833	0.28	229,262	7.128	356	698	74.28	75.66
New York	15	9,064,180	1.57	604,279	6.821	358	727	61.95	64.33
North Carolina	13	3,605,462	0.62	277,343	7.088	357	727	75.60	80.00
Ohio	8	1,158,437	0.20	144,805	7.175	357	740	80.90	91.38
Oregon	30	11,168,701	1.93	372,290	7.294	357	719	76.48	81.27
Pennsylvania	13	3,958,800	0.68	304,523	7.361	363	712	76.80	79.69
Rhode Island	3	1,522,298	0.26	507,433	7.380	357	738	72.32	72.82
South Carolina	9	8,073,228	1.39	897,025	7.362	357	742	66.29	69.37
South Dakota	2	385,761	0.07	192,881	7.635	358	787	80.00	80.00
Tennessee	4	1,979,385	0.34	494,846	6.849	358	737	80.94	80.94
Texas	10	4,618,776	0.80	461,878	7.656	357	718	75.67	80.79
Utah	26	10,968,481	1.89	421,865	7.272	361	730	78.06	82.46
Virginia	18	8,669,284	1.50	481,627	7.155	357	721	78.72	86.18
Washington	94	39,741,978	6.86	422,787	7.217	359	728	75.45	80.35
West Virginia	1	62,729	0.01	62,729	6.875	356	665	90.00	90.00
Wisconsin	9	2,834,367	0.49	314,930	7.294	357	724	73.26	79.81
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, no more than approximately 0.881% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01-50.00	37	$15,237,853	2.63%	411,834	6.559	358	744	41.08	41.08
50.01-55.00	19	9,478,151	1.64	498,850	6.898	361	746	53.01	53.98
55.01-60.00	41	29,240,947	5.05	713,194	6.979	360	731	57.98	59.29
60.01-65.00	39	26,456,442	4.57	678,370	7.126	358	714	63.56	66.34
65.01-70.00	95	66,882,901	11.55	704,031	7.099	367	719	68.82	72.73
70.01-75.00	160	83,403,354	14.40	521,271	7.216	362	727	74.17	77.97
75.01-80.00	719	311,298,334	53.76	432,960	7.154	361	723	79.67	85.50
80.01-85.00	12	4,343,019	0.75	361,918	7.379	357	705	84.57	84.57
85.01-90.00	79	22,081,999	3.81	279,519	7.808	368	705	89.34	89.34
90.01-95.00	39	10,646,687	1.84	272,992	7.736	357	734	94.69	94.69
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.03%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01-50.00	37	$15,237,853	2.63%	411,834	6.559	358	744	41.08	41.08
50.01-55.00	18	8,974,864	1.55	498,604	6.885	361	747	53.11	53.11
55.01-60.00	35	21,966,987	3.79	627,628	6.896	361	732	57.80	57.80
60.01-65.00	35	24,671,742	4.26	704,907	7.195	358	708	62.57	63.06
65.01-70.00	73	49,052,351	8.47	671,950	6.996	370	720	67.87	68.46
70.01-75.00	131	62,680,806	10.82	478,479	7.239	361	730	73.13	74.23
75.01-80.00	325	154,703,080	26.72	476,009	7.140	361	723	78.39	79.51
80.01-85.00	54	29,980,465	5.18	555,194	7.286	361	718	78.28	83.71
85.01-90.00	430	181,081,927	31.27	421,121	7.252	363	719	80.29	89.57
90.01-95.00	51	14,766,589	2.55	289,541	7.553	357	735	90.59	94.72
95.01-100.00	51	15,953,022	2.75	312,804	7.100	355	743	79.37	99.77
Total	1240	$579,069,686	100.00%

(1) The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien Mortgage Loans secured by the related mortgaged properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “Mortgage Pool” in the prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
4.501-5.000	1	$196,321	0.03%	196,321	5.000	479	669	70.00	70.00
5.001-5.500	3	2,894,690	0.50	964,897	5.500	452	719	72.06	74.29
5.501-6.000	16	10,059,178	1.74	628,699	5.935	376	714	61.62	63.94
6.001-6.500	132	71,930,403	12.42	544,927	6.383	360	733	72.30	75.82
6.501-7.000	386	191,158,120	33.01	495,228	6.815	361	725	74.30	78.97
7.001-7.500	349	161,026,044	27.81	461,393	7.332	362	727	75.20	79.91
7.501-8.000	237	102,976,353	17.78	434,499	7.814	360	717	77.26	81.87
8.001-8.500	96	31,631,533	5.46	329,495	8.265	362	708	79.79	82.65
8.501-9.000	18	6,526,497	1.13	362,583	8.758	364	695	84.22	86.35
9.001-9.500	2	670,547	0.12	335,273	9.250	358	668	90.84	90.84
Total	1240	$579,069,686	100.00%

(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of September 1, 2007, the weighted average current Mortgage Rate of the Mortgage Loans was approximately 7.164% per annum. As of the September 1, 2007, the weighted average current Mortgage Rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 7.146% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Single Family Residence	749	$356,338,367	61.54%	475,752	7.158	362	722	74.42	78.52
Planned Unit Development	278	137,875,108	23.81	495,954	7.103	361	725	75.64	80.71
Condominium	138	50,742,029	8.76	367,696	7.220	362	730	78.34	83.32
2-4 Family Unit	51	21,524,202	3.72	422,043	7.478	366	714	71.69	74.18
High-rise Condominium	23	12,133,228	2.10	527,532	7.298	357	728	77.75	81.52
Cooperative	1	456,753	0.08	456,753	6.250	358	719	80.00	80.00
Total	1240	$579,069,686	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Refinance (rate-term)	427	$216,254,408	37.35%	506,451	7.101	362	722	74.19	78.86
Refinance (cash-out)	420	196,593,411	33.95	468,080	7.172	363	719	72.09	73.74
Purchase	393	166,221,868	28.70	422,956	7.237	360	731	79.59	86.68
Total	1240	$579,069,686	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Primary Residence	948	$476,462,299	82.28%	502,597	7.110	361	722	75.13	79.76
Investment Property	218	72,050,100	12.44	330,505	7.516	362	731	74.59	77.25
Secondary Residence	74	30,557,287	5.28	412,936	7.176	364	726	74.46	78.27
Total	1240	$579,069,686	100.00%

(1) Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
479	5	$3,205,120	0.55%	641,024	6.081	479	697	70.17	70.89
478	24	12,006,524	2.07	500,272	7.237	478	739	77.06	79.00
477	3	952,334	0.16	317,445	7.268	477	759	82.85	90.00
476	4	1,895,200	0.33	473,800	6.913	476	772	77.87	88.77
475	6	2,547,271	0.44	424,545	6.367	475	736	73.56	78.78
474	2	551,852	0.10	275,926	7.141	474	719	75.76	82.16
473	2	645,502	0.11	322,751	7.250	473	734	79.38	82.22
359	61	31,004,078	5.35	508,264	7.354	359	723	76.82	82.79
358	625	314,812,048	54.37	503,699	7.181	358	725	75.02	79.19
357	128	58,328,118	10.07	455,688	7.321	357	718	73.00	75.80
356	119	53,842,597	9.30	452,459	7.068	356	717	75.71	79.32
355	130	55,565,390	9.60	427,426	7.149	355	722	74.54	79.76
354	82	28,315,235	4.89	345,308	6.987	354	724	76.15	83.77
353	47	14,803,705	2.56	314,972	6.902	353	731	74.97	80.21
352	2	594,714	0.10	297,357	6.278	352	721	76.00	81.83
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, the weighted average remaining term to maturity of the Mortgage Loans was approximately 362 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Reduced	656	$319,345,977	55.15%	486,808	7.303	361	718	74.60	79.26
Preferred	281	133,809,142	23.11	476,189	7.001	362	744	75.12	80.08
Full/Alternative	264	111,873,364	19.32	423,763	6.911	364	716	75.66	78.59
Stated Income/Stated Asset	35	12,327,481	2.13	352,214	7.526	359	715	79.25	81.26
No Ratio	2	1,034,547	0.18	517,274	8.273	355	741	80.00	90.00
No Income/No Asset	2	679,175	0.12	339,588	7.521	355	677	66.75	69.50
Total	1240	$579,069,686	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Combined Loan-to- Value Ratio (%)
601-620	4	$1,377,127	0.24%	344,282	7.539	378	620	72.89	75.55
621-640	37	14,041,411	2.42	379,498	7.589	362	632	77.03	79.08
641-660	71	26,236,274	4.53	369,525	7.206	361	653	76.55	79.71
661-680	120	51,410,771	8.88	428,423	7.339	360	672	77.73	81.59
681-700	184	84,341,770	14.57	458,379	7.136	359	691	74.93	79.38
701-720	203	105,764,214	18.26	521,006	7.142	364	710	74.31	78.06
721-740	181	92,803,696	16.03	512,728	7.176	360	731	74.30	80.60
741-760	170	73,750,240	12.74	433,825	7.102	360	751	76.51	81.82
761-780	133	68,152,243	11.77	512,423	7.034	359	770	74.12	78.19
781-800	100	45,492,261	7.86	454,923	7.169	366	790	73.64	76.50
801-820	34	13,946,514	2.41	410,192	7.112	380	810	72.47	75.62
821-840	1	235,988	0.04	235,988	6.875	358	824	34.31	34.31
Unknown	2	1,517,179	0.26	758,589	7.874	358	N/A	80.00	80.00
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, the weighted average FICO credit score of the borrowers related to the Mortgage Loans was approximately 724.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0	566	$277,034,082	47.84%	489,460	7.236	362	725	74.82	78.90
12	332	180,915,531	31.24	544,926	7.001	361	725	74.59	79.14
24	4	1,270,986	0.22	317,747	8.468	357	700	88.50	88.50
36	324	114,067,135	19.70	352,059	7.208	363	718	76.04	80.73
60	14	5,781,951	1.00	412,997	7.690	359	725	75.46	80.19
Total	1240	$579,069,686	100.00%

Months to Next Mortgage Rate Adjustment Date(1)

Months to Next Mortgage Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
52	2	$594,714	0.10%	297,357	6.278	352	721	76.00	81.83
53	49	$15,449,207	2.67	315,290	6.916	358	731	75.15	80.29
54	84	$28,867,087	4.99	343,656	6.990	356	724	76.14	83.74
55	136	$58,112,661	10.04	427,299	7.115	360	723	74.50	79.72
56	123	$55,737,797	9.63	453,153	7.063	360	719	75.78	79.64
57	131	$59,280,451	10.24	452,523	7.320	359	719	73.16	76.03
58	649	$326,818,572	56.44	503,573	7.183	362	725	75.10	79.19
59	66	$34,209,197	5.91	518,321	7.235	370	721	76.20	81.68
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, the weighted average months to the next Mortgage Rate Adjustment Date of the Mortgage Loans was approximately 57 months.

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
2.001-3.000	1206	$569,114,478	98.28%	471,903	7.142	362	724	74.74	79.16
3.001-4.000	34	9,955,209	1.72	292,800	8.442	369	714	91.44	91.44
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, the weighted average Gross Margin of the Mortgage Loans was approximately 2.274%.

Maximum Mortgage Rates(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
9.001-10.000	1	$196,321	0.03%	196,321	5.000	479	669	70.00	70.00
10.001-11.000	19	12,953,868	2.24	681,783	5.838	393	715	63.95	66.26
11.001-12.000	518	263,088,523	45.43	507,893	6.697	361	727	73.75	78.11
12.001-13.000	586	264,002,397	45.59	450,516	7.520	361	723	76.00	80.68
13.001-14.000	114	38,158,030	6.59	334,720	8.349	362	706	80.54	83.28
14.001-15.000	2	670,547	0.12	335,273	9.250	358	668	90.84	90.84
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 12.164% per annum.

Fixed Rate Period

Fixed Rate Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
60	1240	$579,069,686	100.00%	466,992	7.164	362	724	75.03	79.37
Total	1240	$579,069,686	100.00%

Minimum Mortgage Rates(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
2.001-3.000	1200	$566,420,659	97.82%	472,017	7.135	362	724	74.74	79.15
3.001-4.000	40	12,649,027	2.18	316,226	8.482	366	712	87.93	88.85
Total	1240	$579,069,686	100.00%

(1) As of September 1, 2007, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 2.282% per annum.

Initial Periodic Rate Cap

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
5.000	1240	$579,069,686	100.00%	466,992	7.164	362	724	75.03	79.37
Total	1240	$579,069,686	100.00%

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
1.000	261	$90,255,739	15.59%	345,807	7.005	357	727	76.16	83.01
2.000	979	488,813,948	84.41	499,299	7.194	363	723	74.82	78.69
Total	1240	$579,069,686	100.00%

Maximum Negative Amortization Limit

Maximum Negative Amortization Limit (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
110.00	52	$19,546,464	3.38%	375,894	7.316	358	730	78.89	80.28
115.00	1188	559,523,222	96.62	470,979	7.159	362	723	74.89	79.33
Total	1240	$579,069,686	100.00%

Recast Period(1)

Recast Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
60	273	$95,276,679	16.45%	348,999	7.010	357	727	76.38	82.88
120	967	483,793,008	83.55	500,303	7.195	362	723	74.76	78.67
Total	1240	$579,069,686	100.00%

(1) At the end of the Recast Period, the amount of the monthly minimum payment adjusts to an amount equal to the monthly interest-only payment calculated at the then-current Mortgage Rate on the unpaid principal balance of the Mortgage Loan; provided, however, that on the ten-year anniversary of the first Due Date for the Mortgage Loan (or at the end of the Recast Period in the case of those Mortgage Loans that have a Recast Period of 120 months), the monthly minimum payment adjusts so that it is sufficient to pay monthly accrued interest at the then-current Mortgage Rate and to amortize fully the then unpaid principal balance of the Mortgage Loan over its remaining amortization term.

ANNEX B

[Certificateholder Monthly Distribution Summaries]

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 08/27/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	158,685,000.00	5.610000	319,454.62	692,395.55	1,011,850.17	-	158,365,545.38	-
A1B	02151DAD6	Senior	Fix-Act/360	170,000,000.00	5.540000	342,233.26	732,511.11	1,074,744.37	-	169,657,766.74	-
A2	02151DAE4	Senior	Fix-Act/360	136,952,000.00	5.670000	275,703.11	603,958.32	879,661.43	-	136,676,296.89	-
A3	02151DAG9	Senior	Fix-Act/360	82,172,000.00	5.820000	165,423.48	371,965.25	537,388.73	-	82,006,576.52	-
AR	02151DAA2	Senior	Fix-30/360	100.00	0.000000	100.00	-	100.00	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	587,463,192.40	0.000000	-	747,691.37	747,691.37	-	586,360,207.03	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	6.120000	-	47,538.12	47,538.12	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	6.320000	-	31,764.32	31,764.32	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.570000	-	15,013.18	15,013.18	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	7.070000	-	16,150.24	16,150.24	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	7.070000	-	16,150.24	16,150.24	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	7.070000	-	19,383.58	19,383.58	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	7.070000	-	17,766.91	17,766.91	-	3,231,000.00	-

Totals				579,826,100.00		1,102,914.47	3,312,288.19	4,415,202.66	-	578,723,185.53	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	158,685,000.00	319,454.62	319,454.62	-	-	158,365,545.38	0.997986863
A1B	02151DAD6	170,000,000.00	170,000,000.00	342,233.26	342,233.26	-	-	169,657,766.74	0.997986863
A2	02151DAE4	136,952,000.00	136,952,000.00	275,703.11	275,703.11	-	-	136,676,296.89	0.997986863
A3	02151DAG9	82,172,000.00	82,172,000.00	165,423.48	165,423.48	-	-	82,006,576.52	0.997986863
AR	02151DAA2	100.00	100.00	100.00	100.00	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	587,463,192.40	-	-	-	-	586,360,207.03	0.998122460

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	579,826,100.00	1,102,914.47	1,102,914.47	-	-	578,723,185.53

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	158,685,000.00	5.610000	5.610000	692,395.55	692,395.55	-	-	692,395.55	-
A1B	170,000,000.00	5.540000	5.540000	732,511.11	732,511.11	-	-	732,511.11	-
A2	136,952,000.00	5.670000	5.670000	603,958.32	603,958.32	-	-	603,958.32	-
A3	82,172,000.00	5.820000	5.820000	371,965.25	371,965.25	-	-	371,965.25	-
AR	100.00	0.000000	0.000000	-	-	-	-	-	-
CP	587,463,192.40	0.000000	1.636388	-	-	-	-	747,691.37	-

M1	9,987,000.00	6.120000	6.120000	47,538.12	47,538.12	-	-	47,538.12	-
M2	6,462,000.00	6.320000	6.320000	31,764.32	31,764.32	-	-	31,764.32	-
M3	2,938,000.00	6.570000	6.570000	15,013.18	15,013.18	-	-	15,013.18	-
M4	2,937,000.00	7.070000	7.070000	16,150.24	16,150.24	-	-	16,150.24	-
M5	2,937,000.00	7.070000	7.070000	16,150.24	16,150.24	-	-	16,150.24	-
M6	3,525,000.00	7.070000	7.070000	19,383.58	19,383.58	-	-	19,383.58	-
M7	3,231,000.00	7.070000	7.070000	17,766.91	17,766.91	-	-	17,766.91	-

Totals	579,826,100.00			2,564,596.82	2,564,596.82	-	-	3,312,288.19	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	1000.000000000	2.013136825	4.363333333	997.986863175	5.610000
A1B	02151DAD6	170,000,000.00	1000.000000000	2.013136825	4.308888889	997.986863175	5.540000
A2	02151DAE4	136,952,000.00	1000.000000000	2.013136825	4.410000000	997.986863175	5.670000
A3	02151DAG9	82,172,000.00	1000.000000000	2.013136825	4.526666667	997.986863175	5.820000
AR	02151DAA2	100.00	1000.000000000	1000.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	1000.000000000	0.000000000	1.272745903	998.122460463	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	4.760000000	1000.000000000	6.120000
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	4.915555556	1000.000000000	6.320000
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.110000000	1000.000000000	6.570000
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000

Totals		579,826,100.00	1000.000000000	1.902146989	5.712554488	998.097853011

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Pool Level Data
Distribution Date									8/27/2007
Cut-off Date									7/1/2007
Record Date									7/31/2007
Determination Date									8/1/2007
LIBOR Determination Date									7/26/2007
Accrual Period 30/360				Begin					7/1/2007
				End					8/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					7/30/2007
				End					8/27/2007
Number of Days in Actual Accrual Period									28

Additional Rate Detail

	Libor Rate								5.3200000%

	Libor Certificates Net Rate Cap								7.2501289%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								0

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,257
	Loans Paid Off or otherwise removed pursuant to the PSA								4
	Ending Aggregate Loan Count								1,253

	Beginning Pool Stated Principal Balance								587,463,192.40
	Scheduled Principal								(1,241,988.34)
	Unscheduled Principal								2,344,973.71
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								586,360,207.03

	Beginning Weighted Average Mortgage Rate								7.16910%
	Beginning Weighted Average Net Mortgage Rate								6.76679%
	Ending Weighted Average Mortgage Rate								7.16644%
	Ending Weighted Average Net Mortgage Rate								6.76407%

	Beginning Weighted Average Remaining Term to Maturity								0
	Ending Weighted Average Remaining Term to Maturity								363

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								183,582.25
	Net Master Servicing Fee								183,582.25
	Trustee Fee								4,405.97
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,965.88
	Total Net Fees of the Trust								196,954.10

	Servicer Advances

	Principal Advances								(10,778.26)
	Interest Advances								26,403.10
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								15,624.84

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								1,990,495.86
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								-
	Compensating Interest								-
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								8,774.18
	CPR %								4.67659%
	SMM %								0.39833%

Delinquency Information

	Delinquency Info							Group 1

	30-59 Days	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

	Forceclosure Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	REO Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Bankruptcy Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Totals for Foreclosure Bankruptcy, REO							Group 1

	All	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Totals for Foreclosure,REO Bankruptcy, Delinquency							Group 1

	All	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,509,652.77
	Plus: Compensating Interest								-
	Less: Servicing Fees								183,582.25
	Less: Mortgage Insurance Premium								8,965.88
	Total Interest Remittance Amount								3,317,104.65

	Principal Remittance Amount

	Scheduled Principal								(1,241,988.34)
	Curtailment Principal								354,477.85
	Paid in Full Principal								1,990,495.86
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								1,102,985.37

	Other Remittance Amounts

	Prepayment Charge								8,774.18
	Other Amounts Required								-
	Total Other Remittance								8,774.18

	Total Servicer Remittance								4,428,864.20

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								1,102,985.37
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								70.90
	Principal Distribution Amount								1,102,914.47

	Interest Funds

	Interest Remittance								3,317,104.65
	Less: Trustee Fee								4,405.97
	Interest Funds								3,312,698.67

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								4,428,864.20
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								4,428,864.20

	Distribution Payments

	Trustee Fee								4,405.97
	Swap Payments								-
	Class Payments								4,415,202.66
	Total Payments								4,419,608.64

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								4,428,864.20
	Withdrawal								4,428,864.20
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								-
	Withdrawals								-
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								-
	Withdrawals								-
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								5.32000%
	Net Rate Cap for A1B								7.25013%
	Net Rate Cap for Senior Certs								7.25013%
	Net Rate Cap for Subordinate Certs								7.25013%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	-	-	-
M5				-	-	-	-	-
M6				-	-	-	-	-
M7				-	-	-	-	-
Total				--	--	--	--	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								-
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								70.90
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								-
	1 Month Prior								-
	2 Months Prior								-

	Three-month Rolling Delinquency Rate								0.00000%
	Senior Enhancement Percentage								6.75006%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								8,774.18

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I
169814535				1,113,000.00	8/3/2007	-	CA	8.250	1	Paid in Full
171652114				461,020.84	8/7/2007	-	CA	7.250	1	Paid in Full
161898718				128,500.00	8/8/2007	-	TN	8.750	1	Paid in Full
168936380				283,545.28	8/7/2007	8,774.18	FL	7.750	2	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	27	2.155	2,206,121.87	0.376
100,000.00	-	200,000.00	195	15.563	30,572,957.23	5.214
200,000.00	-	300,000.00	255	20.351	63,906,510.75	10.899
300,000.00	-	400,000.00	194	15.483	67,930,694.08	11.585
400,000.00	-	500,000.00	193	15.403	86,470,453.57	14.747
500,000.00	-	600,000.00	115	9.178	63,264,282.96	10.789
600,000.00	-	700,000.00	83	6.624	53,495,784.98	9.123
700,000.00	-	800,000.00	35	2.793	26,470,753.46	4.514
800,000.00	-	900,000.00	34	2.713	28,899,006.76	4.929
900,000.00	-	1,000,000.00	41	3.272	39,826,706.88	6.792
1,000,000.00	-	1,100,000.00	9	0.718	9,442,671.39	1.610
1,100,000.00	-	1,200,000.00	9	0.718	10,539,846.34	1.798
1,200,000.00	-	1,300,000.00	13	1.038	16,393,630.75	2.796
1,300,000.00	-	1,400,000.00	10	0.798	13,453,131.02	2.294
1,400,000.00	-	1,500,000.00	10	0.798	14,698,625.65	2.507
1,500,000.00	-	1,600,000.00	3	0.239	4,685,471.74	0.799
1,600,000.00	-	1,700,000.00	5	0.399	8,223,856.89	1.403
1,700,000.00	-	1,800,000.00	4	0.319	7,033,136.90	1.199
1,800,000.00	-	1,900,000.00	5	0.399	9,240,820.44	1.576
1,900,000.00	-	2,000,000.00	3	0.239	5,973,365.75	1.019
>		2,000,000.00	10	0.798	23,632,377.62	4.030
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.0	0	0.000	-	0.000
0.0	-	0.5	0	0.000	-	0.000
0.5	-	1.0	0	0.000	-	0.000
1.0	-	1.5	0	0.000	-	0.000
1.5	-	2.0	0	0.000	-	0.000
2.0	-	2.5	0	0.000	-	0.000
2.5	-	3.0	0	0.000	-	0.000
3.0	-	3.5	0	0.000	-	0.000
3.5	-	4.0	0	0.000	-	0.000
4.0	-	4.5	0	0.000	-	0.000
4.5	-	5.0	1	0.080	196,000.00	0.033
5.0	-	5.5	3	0.239	2,890,283.86	0.493
5.5	-	6.0	17	1.357	10,124,833.44	1.727
6.0	-	6.5	133	10.615	72,829,876.96	12.421
6.5	-	7.0	388	30.966	191,528,834.01	32.664
7.0	-	7.5	356	28.412	166,147,926.30	28.335
7.5	-	8.0	238	18.994	103,237,935.36	17.607
8.0	-	8.5	97	7.741	32,223,547.27	5.496
8.5	-	9.0	18	1.437	6,511,812.69	1.111
9.0	-	9.5	2	0.160	669,157.14	0.114
9.5	-	10.0	0	0.000	-	0.000
>		10.0	0	0.000	-	0.000
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	532	42.458	301,373,727.91	51.397
		FL	183	14.605	69,874,159.67	11.917
		AZ	47	3.751	17,334,170.47	2.956
		VA	18	1.437	8,654,965.09	1.476
		WA	94	7.502	39,664,549.75	6.765
		CO	15	1.197	5,301,191.37	0.904
		Others	364	29.050	144,157,442.77	24.585
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1207	96.329	564,602,378.55	96.289
>		360	46	3.671	21,757,828.48	3.711
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 09/25/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	158,365,545.38	5.795000	2,111,860.63	739,281.16	2,851,141.79	-	156,253,684.76	-
A1B	02151DAD6	Senior	Fix-Act/360	169,657,766.74	5.725000	2,262,446.40	782,428.63	3,044,875.03	-	167,395,320.34	-
A2	02151DAE4	Senior	Fix-Act/360	136,676,296.89	5.855000	1,822,626.82	644,637.55	2,467,264.37	-	134,853,670.07	-
A3	02151DAG9	Senior	Fix-Act/360	82,006,576.52	6.005000	1,093,586.74	396,695.42	1,490,282.16	-	80,912,989.78	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	586,360,207.03	0.000000	-	564,123.56	564,123.56	-	579,069,686.45	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	6.305000	-	50,724.25	50,724.25	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	6.505000	-	33,861.78	33,861.78	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.755000	-	15,987.21	15,987.21	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.997312	-	17,164.73	17,164.73	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.997312	-	17,164.73	17,164.73	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.997312	-	20,601.18	20,601.18	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.997312	-	18,882.95	18,882.95	-	3,231,000.00	-

Totals				578,723,185.53		7,290,520.59	3,301,553.15	10,592,073.74	-	571,432,664.95	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	158,365,545.38	2,111,860.63	2,111,860.63	-	-	156,253,684.76	0.984678355
A1B	02151DAD6	170,000,000.00	169,657,766.74	2,262,446.40	2,262,446.40	-	-	167,395,320.34	0.984678355
A2	02151DAE4	136,952,000.00	136,676,296.89	1,822,626.82	1,822,626.82	-	-	134,853,670.07	0.984678355
A3	02151DAG9	82,172,000.00	82,006,576.52	1,093,586.74	1,093,586.74	-	-	80,912,989.78	0.984678355
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	586,360,207.03	-	-	-	-	579,069,686.45	0.985712286

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	578,723,185.53	7,290,520.59	7,290,520.59	-	-	571,432,664.95

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	158,365,545.38	5.795000	5.795000	739,281.16	739,281.16	-	-	739,281.16	-
A1B	169,657,766.74	5.725000	5.725000	782,428.63	782,428.63	-	-	782,428.63	-
A2	136,676,296.89	5.855000	5.855000	644,637.55	644,637.55	-	-	644,637.55	-
A3	82,006,576.52	6.005000	6.005000	396,695.42	396,695.42	-	-	396,695.42	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	586,360,207.03	0.000000	1.194302	-	-	-	-	564,123.56	-

M1	9,987,000.00	6.305000	6.305000	50,724.25	50,724.25	-	-	50,724.25	-
M2	6,462,000.00	6.505000	6.505000	33,861.78	33,861.78	-	-	33,861.78	-
M3	2,938,000.00	6.755000	6.755000	15,987.21	15,987.21	-	-	15,987.21	-
M4	2,937,000.00	6.997312	7.255000	16,555.06	16,555.06	609.67	-	17,164.73	-
M5	2,937,000.00	6.997312	7.255000	16,555.06	16,555.06	609.67	-	17,164.73	-
M6	3,525,000.00	6.997312	7.255000	19,869.45	19,869.45	731.73	-	20,601.18	-
M7	3,231,000.00	6.997312	7.255000	18,212.25	18,212.25	670.70	-	18,882.95	-

Totals	578,723,185.53			2,734,807.82	2,734,807.82	2,621.77	-	3,301,553.15	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	997.986863175	13.308508221	4.658796730	984.678354954	5.795000
A1B	02151DAD6	170,000,000.00	997.986863175	13.308508221	4.602521360	984.678354954	5.725000
A2	02151DAE4	136,952,000.00	997.986863175	13.308508221	4.707032762	984.678354954	5.855000
A3	02151DAG9	82,172,000.00	997.986863175	13.308508221	4.827622841	984.678354954	6.005000
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	998.122460463	0.000000000	0.960270478	985.712286219	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	5.079027778	1000.000000000	6.305000
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	5.240138889	1000.000000000	6.505000
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.441527778	1000.000000000	6.755000
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312

Totals		579,826,100.00	998.097853011	12.573633008	5.694040248	985.524220020

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Pool Level Data
Distribution Date									9/25/2007
Cut-off Date									7/1/2007
Record Date									8/31/2007
Determination Date									9/1/2007
LIBOR Determination Date									8/23/2007
Accrual Period 30/360				Begin					8/1/2007
				End					9/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					8/27/2007
				End					9/25/2007
Number of Days in Actual Accrual Period									29

Additional Rate Detail

	Libor Rate								5.5050000%

	Libor Certificates Net Rate Cap								6.9973123%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,253
	Loans Paid Off or otherwise removed pursuant to the PSA								13
	Ending Aggregate Loan Count								1,240

	Beginning Pool Stated Principal Balance								586,360,207.03
	Scheduled Principal								(1,310,326.56)
	Unscheduled Principal								8,600,847.14
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								579,069,686.45

	Beginning Weighted Average Mortgage Rate								7.16644%
	Beginning Weighted Average Net Mortgage Rate								6.76407%
	Ending Weighted Average Mortgage Rate								7.16427%
	Ending Weighted Average Net Mortgage Rate								6.76163%

	Beginning Weighted Average Remaining Term to Maturity								363
	Ending Weighted Average Remaining Term to Maturity								362

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								183,237.56
	Net Master Servicing Fee								181,254.45
	Trustee Fee								4,397.70
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,979.11
	Total Net Fees of the Trust								194,631.26

	Servicer Advances

	Principal Advances								(27,628.22)
	Interest Advances								71,622.47
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								43,994.25

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								8,282,861.85
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								1,983.12
	Compensating Interest								1,983.12
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								64,518.62
	CPR %								16.21563%
	SMM %								1.46355%

Delinquency Information

Delinquency Info								Group 1

30-59 Days				Balance				10,800,481.46	1.86514%
				Loan Count				26	2.09677%

60-89 Days				Balance				900,418.90	0.15549%
				Loan Count				3	0.24194%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				11,700,900.36	2.02064%
				Loan Count				29	2.33871%

Foreclosure Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

REO Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Bankruptcy Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1

All		-	0.00000%
		0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 1

All		11,700,900.36	2.02064%
		29	2.33871%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,499,781.85
	Plus: Compensating Interest								1,983.12
	Less: Servicing Fees								183,237.56
	Less: Mortgage Insurance Premium								8,979.11
	Total Interest Remittance Amount								3,309,548.29

	Principal Remittance Amount

	Scheduled Principal								(1,310,326.56)
	Curtailment Principal								317,985.29
	Paid in Full Principal								8,282,861.85
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								7,290,520.58

	Other Remittance Amounts

	Prepayment Charge								64,518.62
	Other Amounts Required								-
	Total Other Remittance								64,518.62

	Total Servicer Remittance								10,664,587.49

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								7,290,520.58
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								-
	Principal Distribution Amount								7,290,520.58

	Interest Funds

	Interest Remittance								3,309,548.29
	Less: Trustee Fee								4,397.70
	Interest Funds								3,305,150.59

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								10,664,587.49
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								10,664,587.49

	Distribution Payments

	Trustee Fee								4,397.70
	Swap Payments & Fees								9,566.81
	Class Payments								10,592,073.72
	Total Payments								10,606,038.23

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								10,664,587.49
	Withdrawal								10,664,587.49
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								2,621.76
	Withdrawals								2,621.76
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								-
	Withdrawals								-
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								5.50500%
	Net Rate Cap for A1B								6.99731%
	Net Rate Cap for Senior Certs								6.99731%
	Net Rate Cap for Subordinate Certs								6.99731%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	609.67	609.67	-
M5				-	-	609.67	609.67	-
M6				-	-	731.73	731.73	-
M7				-	-	670.70	670.70	-
Total				--	--	2,621.77	2,621.77	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								900,418.90
	1 Month Prior								-
	2 Months Prior								-

	Three-month Rolling Delinquency Rate								0.05183%
	Senior Enhancement Percentage								6.76274%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								64,518.62

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

170810158				478,115.07	8/30/2007	-	CA	7.625	2	Paid in Full
108761685				887,469.33	8/31/2007	-	FL	7.500	2	Paid in Full
171353620				660,638.99	8/24/2007	-	CA	8.125	2	Paid in Full
170058240				509,243.12	9/14/2007	-	GA	6.750	2	Paid in Full
168908619				1,048,404.54	9/4/2007	-	CA	7.500	2	Paid in Full

167857785				168,642.30	9/4/2007	4,983.37	WI	7.375	4	Paid in Full
170856301				80,384.77	8/29/2007	-	FL	5.875	2	Paid in Full
168526220				367,872.24	9/4/2007	-	CA	7.375	5	Paid in Full
168524619				170,124.64	8/29/2007	4,778.36	FL	7.000	6	Paid in Full
168532734				155,150.47	9/10/2007	-	MI	7.500	5	Paid in Full

166123540				1,003,801.93	9/5/2007	-	CA	6.375	3	Paid in Full
170032122				910,051.45	8/27/2007	-	CA	7.375	2	Paid in Full
170129393				1,824,183.80	9/11/2007	54,756.89	FL	7.500	2	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	26	2.097	2,128,696.12	0.368
100,000.00	-	200,000.00	192	15.484	30,086,595.36	5.196
200,000.00	-	300,000.00	255	20.565	64,025,625.29	11.057
300,000.00	-	400,000.00	193	15.565	67,677,017.34	11.687
400,000.00	-	500,000.00	192	15.484	86,147,949.58	14.877
500,000.00	-	600,000.00	114	9.194	62,850,255.23	10.854
600,000.00	-	700,000.00	82	6.613	52,934,517.27	9.141
700,000.00	-	800,000.00	35	2.823	26,515,310.63	4.579
800,000.00	-	900,000.00	33	2.661	28,047,435.71	4.844
900,000.00	-	1,000,000.00	40	3.226	38,991,216.62	6.733
1,000,000.00	-	1,100,000.00	7	0.565	7,405,158.42	1.279
1,100,000.00	-	1,200,000.00	9	0.726	10,553,490.88	1.822
1,200,000.00	-	1,300,000.00	13	1.048	16,418,195.32	2.835
1,300,000.00	-	1,400,000.00	10	0.806	13,480,906.60	2.328
1,400,000.00	-	1,500,000.00	10	0.806	14,730,718.49	2.544
1,500,000.00	-	1,600,000.00	3	0.242	4,695,394.29	0.811
1,600,000.00	-	1,700,000.00	5	0.403	8,239,266.23	1.423
1,700,000.00	-	1,800,000.00	4	0.323	7,048,271.87	1.217
1,800,000.00	-	1,900,000.00	4	0.323	7,433,400.51	1.284
1,900,000.00	-	2,000,000.00	3	0.242	5,986,813.36	1.034
>		2,000,000.00	10	0.806	23,673,451.33	4.088
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.000000000000	0	0.000	-	0.000
0.000000000000	-	0.500000000000	0	0.000	-	0.000
0.500000000000	-	1.000000000000	0	0.000	-	0.000
1.000000000000	-	1.500000000000	0	0.000	-	0.000
1.500000000000	-	2.000000000000	0	0.000	-	0.000
2.000000000000	-	2.500000000000	0	0.000	-	0.000
2.500000000000	-	3.000000000000	0	0.000	-	0.000
3.000000000000	-	3.500000000000	0	0.000	-	0.000
3.500000000000	-	4.000000000000	0	0.000	-	0.000
4.000000000000	-	4.500000000000	0	0.000	-	0.000
4.500000000000	-	5.000000000000	1	0.081	196,321.07	0.034
5.000000000000	-	5.500000000000	3	0.242	2,894,690.24	0.500
5.500000000000	-	6.000000000000	16	1.290	10,059,177.86	1.737
6.000000000000	-	6.500000000000	132	10.645	71,930,403.32	12.422
6.500000000000	-	7.000000000000	386	31.129	191,158,120.05	33.011
7.000000000000	-	7.500000000000	349	28.145	161,026,044.28	27.808
7.500000000000	-	8.000000000000	237	19.113	102,976,352.92	17.783
8.000000000000	-	8.500000000000	96	7.742	31,631,533.12	5.462
8.500000000000	-	9.000000000000	18	1.452	6,526,496.69	1.127
9.000000000000	-	9.500000000000	2	0.161	670,546.90	0.116
9.500000000000	-	10.000000000000	0	0.000	-	0.000
>		10.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	526	42.419	297,415,591.28	51.361
		FL	179	14.435	67,035,614.26	11.576
		AZ	47	3.790	17,367,570.97	2.999
		VA	18	1.452	8,669,284.25	1.497
		WA	94	7.581	39,741,977.81	6.863
		CO	15	1.210	5,311,047.42	0.917
		Others	361	29.113	143,528,600.46	24.786
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1194	96.290	557,265,884.51	96.235
>		360	46	3.710	21,803,801.94	3.765
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 10/25/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	156,253,684.76	5.421250	608,477.10	705,908.57	1,314,385.67	-	155,645,207.66	-
A1B	02151DAD6	Senior	Fix-Act/360	167,395,320.34	5.351250	651,864.43	746,478.51	1,398,342.94	-	166,743,455.91	-
A2	02151DAE4	Senior	Fix-Act/360	134,853,670.07	5.481250	525,141.98	615,972.23	1,141,114.22	-	134,328,528.08	-
A3	02151DAG9	Senior	Fix-Act/360	80,912,989.78	5.631250	315,088.26	379,701.06	694,789.32	-	80,597,901.53	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	579,069,686.45	0.000000	-	512,253.72	512,253.72	-	576,969,114.68	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	5.931250	-	49,362.83	49,362.83	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	6.131250	-	33,016.78	33,016.78	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.381250	-	15,623.43	15,623.43	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.761628	-	16,841.86	16,841.86	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.761628	-	16,841.86	16,841.86	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.761628	-	20,213.67	20,213.67	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.761628	-	18,527.77	18,527.77	-	3,231,000.00	-

Totals				571,432,664.95		2,100,571.77	3,130,742.29	5,231,314.07	-	569,332,093.18	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	156,253,684.76	608,477.10	608,477.10	-	-	155,645,207.66	0.980843858
A1B	02151DAD6	170,000,000.00	167,395,320.34	651,864.43	651,864.43	-	-	166,743,455.91	0.980843858
A2	02151DAE4	136,952,000.00	134,853,670.07	525,141.98	525,141.98	-	-	134,328,528.08	0.980843858
A3	02151DAG9	82,172,000.00	80,912,989.78	315,088.26	315,088.26	-	-	80,597,901.53	0.980843858
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	579,069,686.45	-	-	-	-	576,969,114.68	0.982136621

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	571,432,664.95	2,100,571.77	2,100,571.77	-	-	569,332,093.18

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	156,253,684.76	5.421250	5.421250	705,908.57	705,908.57	-	-	705,908.57	-
A1B	167,395,320.34	5.351250	5.351250	746,478.51	746,478.51	-	-	746,478.51	-
A2	134,853,670.07	5.481250	5.481250	615,972.23	615,972.23	-	-	615,972.23	-
A3	80,912,989.78	5.631250	5.631250	379,701.06	379,701.06	-	-	379,701.06	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	579,069,686.45	0.000000	1.061538	-	-	-	-	512,253.72	-

M1	9,987,000.00	5.931250	5.931250	49,362.83	49,362.83	-	-	49,362.83	-
M2	6,462,000.00	6.131250	6.131250	33,016.78	33,016.78	-	-	33,016.78	-
M3	2,938,000.00	6.381250	6.381250	15,623.43	15,623.43	-	-	15,623.43	-
M4	2,937,000.00	6.761628	6.881250	16,549.08	16,549.08	292.78	-	16,841.86	-
M5	2,937,000.00	6.761628	6.881250	16,549.08	16,549.08	292.78	-	16,841.86	-
M6	3,525,000.00	6.761628	6.881250	19,862.28	19,862.28	351.39	-	20,213.67	-
M7	3,231,000.00	6.761628	6.881250	18,205.68	18,205.68	322.08	-	18,527.77	-

Totals	571,432,664.95			2,617,229.53	2,617,229.53	1,259.03	-	3,130,742.29	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	984.678354954	3.834496640	4.448489610	980.843858313	5.421250
A1B	02151DAD6	170,000,000.00	984.678354954	3.834496640	4.391050039	980.843858313	5.351250
A2	02151DAE4	136,952,000.00	984.678354954	3.834496640	4.497723528	980.843858313	5.481250
A3	02151DAG9	82,172,000.00	984.678354954	3.834496640	4.620808322	980.843858313	5.631250
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	985.712286219	0.000000000	0.871975861	982.136620888	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	4.942708333	1000.000000000	5.931250
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	5.109375000	1000.000000000	6.131250
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.317708333	1000.000000000	6.381250
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.734375000	1000.000000000	6.761628
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.734375000	1000.000000000	6.761628
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.734375000	1000.000000000	6.761628
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.734375000	1000.000000000	6.761628

Totals		579,826,100.00	985.524220020	3.622761669	5.399450439	981.901458351

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Pool Level Data
Distribution Date		10/25/2007
Cut-off Date		7/1/2007
Record Date		9/28/2007
Determination Date		10/1/2007
LIBOR Determination Date		9/21/2007
Accrual Period 30/360	Begin	9/1/2007
	End	10/1/2007
Number of Days in 30/360 Accrual Period		30

Accrual Period Actual Days	Begin	9/25/2007
	End	10/25/2007
Number of Days in Actual Accrual Period		30

Additional Rate Detail

Libor Rate		5.1312500%

Libor Certificates Net Rate Cap		6.7616277%

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	1,257
Original Stated Principal Balance	587,463,192.40
Original Weighted Average Mortgage Rate	7.16910%
Original Weighted Average Net Mortgage Rate	6.76679%
Original Weighted Average Remaining Term	364

Current Mortgage Loan Details

Beginning Aggregate Loan Count	1,240
Loans Paid Off or otherwise removed pursuant to the PSA	5
Ending Aggregate Loan Count	1,235

Beginning Pool Stated Principal Balance	579,069,686.45
Scheduled Principal	(1,302,310.52)
Unscheduled Principal	3,402,882.29
Realized Principal Losses	-
Ending Pool Stated Principal Balance	576,969,114.68

Beginning Weighted Average Mortgage Rate	7.16427%
Beginning Weighted Average Net Mortgage Rate	6.76163%
Ending Weighted Average Mortgage Rate	7.16384%
Ending Weighted Average Net Mortgage Rate	6.76109%

Beginning Weighted Average Remaining Term to Maturity	362
Ending Weighted Average Remaining Term to Maturity	361

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	180,959.28
Net Master Servicing Fee	178,212.12
Trustee Fee	4,343.02
Certificate Insurance Premium	-
Mortgage Insurance Premium	8,996.23
Total Net Fees of the Trust	191,551.38

Servicer Advances

Principal Advances	(47,609.21)
Interest Advances	126,463.98
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	78,854.77

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	2,877,700.26
Prepayment Interest Excess	-
Prepayment Interest Shortfall	2,747.15
Compensating Interest	2,747.15
Non-Supported Prepayment Interest Shortfall	-
Prepayment Charges	17,741.69
CPR %	6.81342%
SMM %	0.58633%

Delinquency Information

Delinquency Info				Group 1

30-59 Days			Balance	14,769,901.43	2.55991%
			Loan Count	28	2.26721%

60-89 Days			Balance	5,545,049.79	0.96107%
			Loan Count	13	1.05263%

90+ Days			Balance	729,060.15	0.12636%
			Loan Count	2	0.16194%

Total			Balance	21,044,011.37	3.64734%
			Loan Count	43	3.48178%

Foreclosure Info				Group 1

30-59 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

60-89 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

90+ Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

Total			Balance	-	0.00000%
			Loan Count	0	0.00000%

REO Info				Group 1

30-59 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

60-89 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

90+ Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

Total			Balance	-	0.00000%
			Loan Count	0	0.00000%

Bankruptcy Info				Group 1

30-59 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

60-89 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

90+ Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

Total			Balance	-	0.00000%
			Loan Count	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1

All	-	0.00000%
	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1

All	21,044,011.37	3.64734%
	43	3.48178%

Realized Loss Detail

Realized Losses

	Current Period Realized Losses				-
	Cumulative Realized Losses				-
	Total Liquidated Loan Balance				-
	Total Liquidated Proceeds				-
	Subsequent Recoveries				-
	MDR ( Monthly Default Rate )				0.00000%
	CDR ( Conditional Default Rate )				0.00000%

Loan ID		Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Servicer Remittance Summary

Interest Remittance Amount

Scheduled Interest Collected	3,454,429.54
Plus: Compensating Interest	2,747.15
Less: Servicing Fees	180,959.28
Less: Mortgage Insurance Premium	8,996.23
Total Interest Remittance Amount	3,267,221.18

Principal Remittance Amount

Scheduled Principal	(1,302,310.52)
Curtailment Principal	525,182.03
Paid in Full Principal	2,877,700.26
Repurchased Principal	-
Liquidation Principal	-
Subsequent Recoveries	-
Less: Non-Recoverable Principal Advances relating to Principal	-
Total Principal Remittance Amount	2,100,571.77

Other Remittance Amounts

Prepayment Charge	17,741.69
Other Amounts Required	-
Total Other Remittance	17,741.69

Total Servicer Remittance	5,385,534.64

Distributable Amounts

Principal Distribution Amount

Principal Remittance Amount	2,100,571.77
Plus: Supplemental Loan Deposit	-
Plus: Extra Principal Distribution Amount	-
Less: OC Reduction	-
Principal Distribution Amount	2,100,571.77

Interest Funds

Interest Remittance	3,267,221.18
Less: Trustee Fee	4,343.02
Interest Funds	3,262,878.16

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	5,385,534.64
Investment Income	-
Corridor Proceeds	-
Capitalized Interest Account withdrawal	-
Supplemental Loan Deposit	-
Carryover Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Available	5,385,534.64

Distribution Payments

Trustee Fee	4,343.02
Swap Payments (Out) & Fees	149,877.56
Class Payments	5,231,314.06
Total Payments	5,385,534.64

Trust Accounts

Distribution Account

Beginning Balance	-
Deposit	5,385,534.64
Withdrawal	5,385,534.64
Ending Balance	-

Carryover Reserve Account

Beginning Balance	-
Deposits	1,259.02
Withdrawals	1,259.02
Ending Balance	-

Full Swap Account

Beginning Balance	-
Deposits	140,112.83
Withdrawals	140,112.83
Ending Balance	-

A1B Swap Account

Beginning Balance	-
Deposit	-
Withdrawals	-
Ending Balance	-

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate	5.13125%
Net Rate Cap for A1B	6.76163%
Net Rate Cap for Senior Certs	6.76163%
Net Rate Cap for Subordinate Certs	6.76163%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A	-	-	-	-	-
A1B	-	-	-	-	-
A2	-	-	-	-	-
A3	-	-	-	-	-
M1	-	-	-	-	-
M2	-	-	-	-	-
M3	-	-	-	-	-
M4	-	-	292.78	292.78	-
M5	-	-	292.78	292.78	-
M6	-	-	351.39	351.39	-
M7	-	-	322.08	322.08	-
Total	--	--	1,259.03	1,259.03	--

Credit Enhancements

Overcollateralization Details

OC Prior		7,637,021.50
OC Floor		2,937,315.96
OC Target		7,637,021.50
OC Deficiency		-
OC Reduction		-
OC Ending		7,637,021.50

Trigger Event Details

Delinquency Trigger Test

Current Month		6,274,109.94
1 Month Prior		900,418.90
2 Months Prior		-

Three-month Rolling Delinquency Rate		0.41431%
Senior Enhancement Percentage		6.84788%
Specified Delinquency Rate Trigger		100.00000%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

Cumulative Loss Trigger Test

Cumulative Loss Percentage		0.00000%
Specified Cumulative Loss Percentage		100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Has Stepdown Date been reached?	NO

Prepayment Loan Details

	Prepayment Penalties						17,741.69

Loan ID		Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

171320838		186,843.35	10/2/2007	-	NC	7.750	3	Paid in Full
169995541		939,237.89	10/10/2007	-	CA	7.375	3	Paid in Full
133215656		985,954.73	9/19/2007	-	CA	7.000	3	Paid in Full
168526892		170,582.63	9/18/2007	-	NJ	7.250	6	Paid in Full
170764148		590,711.83	10/1/2007	17,741.69	FL	7.500	3	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	26	2.105	2,128,795.12	0.369
100,000.00	-	200,000.00	190	15.385	29,774,706.41	5.161
200,000.00	-	300,000.00	255	20.648	64,141,885.23	11.117
300,000.00	-	400,000.00	193	15.628	67,803,689.32	11.752
400,000.00	-	500,000.00	192	15.547	86,035,949.76	14.912
500,000.00	-	600,000.00	113	9.150	62,364,794.19	10.809
600,000.00	-	700,000.00	82	6.640	53,031,544.34	9.191
700,000.00	-	800,000.00	35	2.834	26,560,133.57	4.603
800,000.00	-	900,000.00	33	2.672	28,087,818.81	4.868
900,000.00	-	1,000,000.00	38	3.077	37,142,729.29	6.438
1,000,000.00	-	1,100,000.00	7	0.567	7,420,434.21	1.286
1,100,000.00	-	1,200,000.00	9	0.729	10,571,981.44	1.832
1,200,000.00	-	1,300,000.00	13	1.053	16,444,094.46	2.850
1,300,000.00	-	1,400,000.00	10	0.810	13,508,843.95	2.341
1,400,000.00	-	1,500,000.00	10	0.810	14,762,695.83	2.559
1,500,000.00	-	1,600,000.00	3	0.243	4,705,374.24	0.816
1,600,000.00	-	1,700,000.00	5	0.405	8,254,772.68	1.431
1,700,000.00	-	1,800,000.00	4	0.324	7,063,496.00	1.224
1,800,000.00	-	1,900,000.00	4	0.324	7,450,266.44	1.291
1,900,000.00	-	2,000,000.00	3	0.243	6,000,343.33	1.040
>		2,000,000.00	10	0.810	23,714,766.06	4.110
		Wgt Ave / Total:	1235	100.000	576,969,114.68	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.000000000000	0	0.000	-	0.000
0.000000000000	-	0.500000000000	0	0.000	-	0.000
0.500000000000	-	1.000000000000	0	0.000	-	0.000
1.000000000000	-	1.500000000000	0	0.000	-	0.000
1.500000000000	-	2.000000000000	0	0.000	-	0.000
2.000000000000	-	2.500000000000	0	0.000	-	0.000
2.500000000000	-	3.000000000000	0	0.000	-	0.000
3.000000000000	-	3.500000000000	0	0.000	-	0.000
3.500000000000	-	4.000000000000	0	0.000	-	0.000
4.000000000000	-	4.500000000000	0	0.000	-	0.000
4.500000000000	-	5.000000000000	1	0.081	196,643.47	0.034
5.000000000000	-	5.500000000000	3	0.243	2,899,052.81	0.502
5.500000000000	-	6.000000000000	16	1.296	10,075,772.07	1.746
6.000000000000	-	6.500000000000	132	10.688	72,035,891.88	12.485
6.500000000000	-	7.000000000000	385	31.174	190,235,456.18	32.972
7.000000000000	-	7.500000000000	346	28.016	159,608,097.57	27.663
7.500000000000	-	8.000000000000	236	19.109	103,004,717.97	17.853
8.000000000000	-	8.500000000000	96	7.773	31,699,123.91	5.494
8.500000000000	-	9.000000000000	18	1.457	6,542,410.37	1.134
9.000000000000	-	9.500000000000	2	0.162	671,948.45	0.116
9.500000000000	-	10.000000000000	0	0.000	-	0.000
>		10.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1235	100.000	576,969,114.68	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	524	42.429	296,030,363.02	51.308
		FL	178	14.413	66,302,130.50	11.491
		AZ	47	3.806	17,401,515.91	3.016
		VA	18	1.457	8,684,691.34	1.505
		WA	94	7.611	39,816,005.67	6.901
		CO	15	1.215	5,320,777.31	0.922
		Others	359	29.069	143,413,630.93	24.856
		Wgt Ave / Total:	1235	100.000	576,969,114.68	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1189	96.275	555,118,299.48	96.213
>		360	46	3.725	21,850,815.20	3.787
		Wgt Ave / Total:	1235	100.000	576,969,114.68	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 11/26/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	155,645,207.66	5.162500	1,040,740.89	714,238.56	1,754,979.45	-	154,604,466.77	-
A1B	02151DAD6	Senior	Fix-Act/360	166,743,455.91	5.092500	1,114,950.70	754,792.04	1,869,742.74	-	165,628,505.22	-
A2	02151DAE4	Senior	Fix-Act/360	134,328,528.08	5.222500	898,204.28	623,582.88	1,521,787.16	-	133,430,323.80	-
A3	02151DAG9	Senior	Fix-Act/360	80,597,901.53	5.372500	538,927.82	384,899.76	923,827.57	-	80,058,973.71	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	576,969,114.68	0.000000	-	481,322.99	481,322.99	-	573,376,291.00	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	5.672500	-	50,356.67	50,356.67	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	5.872500	-	33,731.64	33,731.64	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.122500	-	15,989.25	15,989.25	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.338526	-	17,289.14	17,289.14	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.338526	-	17,289.14	17,289.14	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.338526	-	20,750.50	20,750.50	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.338526	-	19,019.82	19,019.82	-	3,231,000.00	-

Totals				569,332,093.18		3,592,823.69	3,133,262.39	6,726,086.07	-	565,739,269.50	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	155,645,207.66	1,040,740.89	1,040,740.89	-	-	154,604,466.77	0.974285325
A1B	02151DAD6	170,000,000.00	166,743,455.91	1,114,950.70	1,114,950.70	-	-	165,628,505.22	0.974285325
A2	02151DAE4	136,952,000.00	134,328,528.08	898,204.28	898,204.28	-	-	133,430,323.80	0.974285325
A3	02151DAG9	82,172,000.00	80,597,901.53	538,927.82	538,927.82	-	-	80,058,973.71	0.974285325
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	576,969,114.68	-	-	-	-	573,376,291.00	0.976020793

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	569,332,093.18	3,592,823.69	3,592,823.69	-	-	565,739,269.50

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	155,645,207.66	5.162500	5.162500	714,238.56	714,238.56	-	-	714,238.56	-
A1B	166,743,455.91	5.092500	5.092500	754,792.04	754,792.04	-	-	754,792.04	-
A2	134,328,528.08	5.222500	5.222500	623,582.88	623,582.88	-	-	623,582.88	-
A3	80,597,901.53	5.372500	5.372500	384,899.76	384,899.76	-	-	384,899.76	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	576,969,114.68	0.000000	0.938505	-	-	-	-	481,322.99	-

M1	9,987,000.00	5.672500	5.672500	50,356.67	50,356.67	-	-	50,356.67	-
M2	6,462,000.00	5.872500	5.872500	33,731.64	33,731.64	-	-	33,731.64	-
M3	2,938,000.00	6.122500	6.122500	15,989.25	15,989.25	-	-	15,989.25	-
M4	2,937,000.00	6.338526	6.622500	16,547.78	16,547.78	741.36	-	17,289.14	-
M5	2,937,000.00	6.338526	6.622500	16,547.78	16,547.78	741.36	-	17,289.14	-
M6	3,525,000.00	6.338526	6.622500	19,860.72	19,860.72	889.78	-	20,750.50	-
M7	3,231,000.00	6.338526	6.622500	18,204.25	18,204.25	815.57	-	19,019.82	-

Totals	569,332,093.18			2,648,751.33	2,648,751.33	3,188.07	-	3,133,262.39	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	980.843858313	6.558533503	4.500983483	974.285324810	5.162500
A1B	02151DAD6	170,000,000.00	980.843858313	6.558533503	4.439953199	974.285324810	5.092500
A2	02151DAE4	136,952,000.00	980.843858313	6.558533503	4.553295156	974.285324810	5.222500
A3	02151DAG9	82,172,000.00	980.843858313	6.558533503	4.684074337	974.285324810	5.372500
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	982.136620888	0.000000000	0.819324508	976.020793162	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	5.042222222	1000.000000000	5.672500
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	5.220000000	1000.000000000	5.872500
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.442222222	1000.000000000	6.122500
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.886666667	1000.000000000	6.338526
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.886666667	1000.000000000	6.338526
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.886666667	1000.000000000	6.338526
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.886666667	1000.000000000	6.338526

Totals		579,826,100.00	981.901458351	6.196381450	5.403796742	975.705076919

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

Pool Level Data
Distribution Date									11/26/2007
Cut-off Date									7/1/2007
Record Date									10/31/2007
Determination Date									11/1/2007
LIBOR Determination Date									10/23/2007
Accrual Period 30/360				Begin					10/1/2007
				End					11/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					10/25/2007
				End					11/26/2007
Number of Days in Actual Accrual Period									32

Additional Rate Detail

	Libor Rate								4.8725000%

	Libor Certificates Net Rate Cap								6.3385265%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,235
	Loans Paid Off or otherwise removed pursuant to the PSA								6
	Ending Aggregate Loan Count								1,229

	Beginning Pool Stated Principal Balance								576,969,114.68
	Scheduled Principal								(1,295,084.95)
	Unscheduled Principal								4,887,908.63
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								573,376,291.00

	Beginning Weighted Average Mortgage Rate								7.16384%
	Beginning Weighted Average Net Mortgage Rate								6.76109%
	Ending Weighted Average Mortgage Rate								7.15853%
	Ending Weighted Average Net Mortgage Rate								6.75563%

	Beginning Weighted Average Remaining Term to Maturity								361
	Ending Weighted Average Remaining Term to Maturity								360

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								180,302.85
	Net Master Servicing Fee								179,432.60
	Trustee Fee								4,327.27
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								9,014.02
	Total Net Fees of the Trust								192,773.88

	Servicer Advances

	Principal Advances								(54,151.50)
	Interest Advances								144,566.00
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								90,414.50

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								4,510,289.75
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								870.25
	Compensating Interest								870.25
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								-
	CPR %								9.68475%
	SMM %								0.84527%

Delinquency Information

Delinquency Info								Group 1

30-59 Days				Balance				15,756,881.98	2.74809%
				Loan Count				28	2.27828%

60-89 Days				Balance				3,981,019.81	0.69431%
				Loan Count				10	0.81367%

90+ Days				Balance				3,922,599.40	0.68412%
				Loan Count				9	0.73230%

Total				Balance				23,660,501.19	4.12652%
				Loan Count				47	3.82425%

Foreclosure Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

REO Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Bankruptcy Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1

All		-	0.00000%
		0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 1

All		23,660,501.19	4.12652%
		47	3.82425%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,443,559.67
	Plus: Compensating Interest								870.25
	Less: Servicing Fees								180,302.85
	Less: Mortgage Insurance Premium								9,014.02
	Total Interest Remittance Amount								3,255,113.06

	Principal Remittance Amount

	Scheduled Principal								(1,295,084.95)
	Curtailment Principal								377,618.88
	Paid in Full Principal								4,510,289.75
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								3,592,823.68

	Other Remittance Amounts

	Prepayment Charge								-
	Other Amounts Required								-
	Total Other Remittance								-

	Total Servicer Remittance								6,847,936.74

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								3,592,823.68
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								-
	Principal Distribution Amount								3,592,823.68

	Interest Funds

	Interest Remittance								3,255,113.06
	Less: Trustee Fee								4,327.27
	Interest Funds								3,250,785.79

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								6,847,936.74
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								6,847,936.74

	Distribution Payments

	Trustee Fee								4,327.27
	Swap Payments (Out) & Fees								117,523.40
	Class Payments								6,726,086.08
	Total Payments								6,847,936.74

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								6,847,936.74
	Withdrawal								6,847,936.74
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								3,188.08
	Withdrawals								3,188.08
	Ending Balance								-

	Full Swap Account

	Beginning Balance								-
	Deposits								107,148.25
	Withdrawals								107,148.25
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								-
	Withdrawals								-
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								4.87250%
	Net Rate Cap for A1B								6.33853%
	Net Rate Cap for Senior Certs								6.33853%
	Net Rate Cap for Subordinate Certs								6.33853%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	741.36	741.36	-
M5				-	-	741.36	741.36	-
M6				-	-	889.78	889.78	-
M7				-	-	815.57	815.57	-
Total				--	--	3,188.07	3,188.07	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								7,903,619.21
	1 Month Prior								6,274,109.94
	2 Months Prior								900,418.90

	Three-month Rolling Delinquency Rate								0.87378%
	Senior Enhancement Percentage								6.87282%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								-

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

164880832				2,435,882.41	10/31/2007	-	CA	8.000	7	Paid in Full
169429900				450,001.06	10/30/2007	-	CA	8.250	4	Paid in Full
165207396				210,135.27	11/14/2007	-	FL	7.000	6	Paid in Full
164843427				292,239.68	10/19/2007	-	CO	7.875	7	Paid in Full
168527332				172,678.16	11/6/2007	-	FL	7.500	8	Paid in Full

171323927				939,304.54	11/14/2007	-	CA	7.500	4	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	26	2.116	2,131,287.40	0.372
100,000.00	-	200,000.00	189	15.378	29,645,478.29	5.170
200,000.00	-	300,000.00	254	20.667	63,958,363.67	11.155
300,000.00	-	400,000.00	193	15.704	67,827,570.03	11.830
400,000.00	-	500,000.00	190	15.460	85,527,922.88	14.917
500,000.00	-	600,000.00	113	9.194	62,449,008.28	10.891
600,000.00	-	700,000.00	82	6.672	53,133,906.48	9.267
700,000.00	-	800,000.00	35	2.848	26,600,672.60	4.639
800,000.00	-	900,000.00	33	2.685	28,130,625.65	4.906
900,000.00	-	1,000,000.00	37	3.011	36,275,952.49	6.327
1,000,000.00	-	1,100,000.00	7	0.570	7,435,892.04	1.297
1,100,000.00	-	1,200,000.00	9	0.732	10,592,983.33	1.847
1,200,000.00	-	1,300,000.00	13	1.058	16,471,585.00	2.873
1,300,000.00	-	1,400,000.00	10	0.814	13,534,804.63	2.361
1,400,000.00	-	1,500,000.00	10	0.814	14,794,624.95	2.580
1,500,000.00	-	1,600,000.00	3	0.244	4,715,411.94	0.822
1,600,000.00	-	1,700,000.00	5	0.407	8,270,368.34	1.442
1,700,000.00	-	1,800,000.00	4	0.325	7,078,809.82	1.235
1,800,000.00	-	1,900,000.00	4	0.325	7,467,236.06	1.302
1,900,000.00	-	2,000,000.00	3	0.244	6,013,956.15	1.049
>		2,000,000.00	9	0.732	21,319,830.97	3.718
		Wgt Ave / Total:	1229	100.000	573,376,291.00	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.0	0	0.000	-	0.000
0.0	-	0.5	0	0.000	-	0.000
0.5	-	1.0	0	0.000	-	0.000
1.0	-	1.5	0	0.000	-	0.000
1.5	-	2.0	0	0.000	-	0.000
2.0	-	2.5	0	0.000	-	0.000
2.5	-	3.0	0	0.000	-	0.000
3.0	-	3.5	0	0.000	-	0.000
3.5	-	4.0	0	0.000	-	0.000
4.0	-	4.5	0	0.000	-	0.000
4.5	-	5.0	1	0.081	196,967.22	0.034
5.0	-	5.5	3	0.244	2,903,465.32	0.506
5.5	-	6.0	16	1.302	10,089,792.73	1.760
6.0	-	6.5	132	10.740	72,140,901.90	12.582
6.5	-	7.0	384	31.245	190,355,432.94	33.199
7.0	-	7.5	344	27.990	158,683,970.14	27.675
7.5	-	8.0	234	19.040	100,484,748.73	17.525
8.0	-	8.5	95	7.730	31,290,313.71	5.457
8.5	-	9.0	18	1.465	6,557,338.59	1.144
9.0	-	9.5	2	0.163	673,359.72	0.117
9.5	-	10.0	0	0.000	-	0.000
>		10.0	0	0.000	-	0.000
		Wgt Ave / Total:	1229	100.000	573,376,291.00	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	521	42.392	292,710,737.84	51.050
		FL	176	14.321	66,035,614.56	11.517
		AZ	47	3.824	17,435,878.68	3.041
		VA	18	1.465	8,699,602.99	1.517
		WA	94	7.648	39,896,134.48	6.958
		CO	14	1.139	5,037,768.70	0.879
		Others	359	29.211	143,560,553.75	25.038
		Wgt Ave / Total:	1229	100.000	573,376,291.00	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1183	96.257	551,482,182.55	96.182
>		360	46	3.743	21,894,108.45	3.818
		Wgt Ave / Total:	1229	100.000	573,376,291.00	100.000